UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2012

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.

103 JFK Parkway, Short Hills, New Jersey		07078
(Address of principal executive offices)		(Zip Code)

(973) 921-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.	1
Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.	1
SIGNATURES
EX-1.1:	Underwriting Agreement
EX-4.1:	First Supplemental Indenture, dated as of December 3, 2012, between The Dun & Bradstreet Corporationand The Bank of New York Mellon, as Trustee
EX-4.2:	Form of 3.250% Senior Notes due 2017
EX-4.3:	Form of 4.375% Senior Notes due 2022
EX-5.1:	Opinion of Shearman & Sterling LLP, as to the legality of the Notes
EX-23.1:	Consent of Shearman & Sterling LLP (included in exhibit 5.1)

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 28, 2012 The Dun & Bradstreet Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to its sale to the Underwriters of $450 million aggregate principal amount of its 3.250% Senior Notes due 2017 (the “2017 notes”) and $300 million aggregate principal amount of its 4.375% Senior Notes due 2022 (the “2022 notes” and, together with the 2017 notes, the “Senior Notes”). The Underwriting Agreement is attached hereto as Exhibit 1.1. The Senior Notes have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (Registration No. 333-182222) (the “Registration Statement”) previously filed with the Securities and Exchange Commission.

The closing of the sale of the Senior Notes occurred on December 3, 2012. The aggregate net proceeds received by the Company from the sale of the Notes were approximately $741.3 million, after deducting the underwriting discount and offering expenses. The Company will use the aggregate net proceeds and cash on hand for the repayment of borrowings outstanding under its revolving credit facility which expires on October 25, 2016, and to redeem all of the outstanding $400 million aggregate principal amount of its 6.000% Senior Notes due 2013 on December 31, 2012. The Senior Notes are unsecured and unsubordinated obligations of the Company and rank equally with all of its current and future unsecured and unsubordinated indebtedness, including any borrowings under its senior credit facilities, and senior to all of its future subordinated debt. The Indenture (defined below) does not prohibit the incurrence of indebtedness by the Company or its subsidiaries.

The Senior Notes will be issued pursuant to an Indenture (the “Indenture”), dated as of March 14, 2006, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of December 3, 2012, between the Company and the Trustee. The First Supplemental Indenture is attached hereto as Exhibit 4.1. The 2017 notes will mature on December 1, 2017, and the 2022 notes will mature on December 1, 2022. Interest on the Notes is payable semi-annually on June 1 and December 1 of each year, commencing on June 1, 2013. Each interest payment will be made to the persons who are registered holders of the Notes on the immediately preceding May 15 and November 15, respectively.

The foregoing description of the terms of the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 14, 2006, the First Supplemental Indenture, attached as Exhibit 4.1 hereto, and the Form of 3.250% Senior Notes due 2017 and Form of 4.375% Senior Notes due 2022 attached as Exhibits 4.2 and 4.3 hereto, respectively.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

The following exhibits are being filed herewith and incorporated by reference in the Registration Statement:

Exhibit No.	Exhibits

1.1	Underwriting Agreement, dated as of November 28, 2012, among The Dun & Bradstreet Corporation, Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several Underwriters named therein

4.1	First Supplemental Indenture, dated as of December 3, 2012, between The Dun & Bradstreet Corporation and The Bank of New York Mellon, as Trustee

4.2	Form of 3.250% Senior Notes due 2017

4.3	Form of 4.375% Senior Notes due 2022

5.1	Opinion of Shearman & Sterling LLP, as to the legality of the Notes

23.1	Consent of Shearman & Sterling LLP (included in exhibit 5.1)

1

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ Richard S. Mattessich
	Name:	Richard S. Mattessich
	Title:	Vice President, Associate General Counsel & Assistant Corporate Secretary

DATE: December 3, 2012

Exhibit No.	Exhibits

1.1	Underwriting Agreement, dated as of November 28, 2012, among The Dun & Bradstreet Corporation, Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several Underwriters named therein

4.1	First Supplemental Indenture, dated as of December 3, 2012, between The Dun & Bradstreet Corporation and The Bank of New York Mellon, as Trustee

4.2	Form of 3.250% Senior Notes due 2017

4.3	Form of 4.375% Senior Notes due 2022

5.1	Opinion of Shearman & Sterling LLP, as to the legality of the Notes

23.1	Consent of Shearman & Sterling LLP (included in exhibit 5.1)